Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:

Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com
COLOR KINETICS VICTORIOUS IN SUMMARY JUDGMENT AGAINST SUPER VISION
Court determines that Color Kinetics’ asserted patents are valid and infringed by Super Vision
Boston, MA – August 22, 2005 – Color Kinetics Incorporated (NASDAQ: CLRK), a pioneer of intelligent solid-state lighting systems and technologies, today announced that the United States District Court for the District of Massachusetts granted all of its motions for summary judgment against Super Vision International, Inc. with respect to the validity and infringement of Color Kinetics’ patents and inequitable conduct.
By granting summary judgment for Color Kinetics, the Court determined that there was no genuine dispute of material fact and that Color Kinetics was entitled to judgment as a matter of law against Super Vision on Super Vision’s claims of invalidity of Color Kinetics’ patents, and that the patents are infringed by Super Vision. The Court also found that Color Kinetics was not guilty of inequitable conduct regarding its actions with the United States Patent and Trademark Office, as alleged by Super Vision. As such, no trial will be held on these issues.
“This major win vindicates Color Kinetics’ intellectual property rights and reaffirms the validity of our patents, which protect important innovations spanning eight years of research and development in intelligent solid-state lighting,” said Bill Sims, President and CEO, Color Kinetics. “This resolution sends a strong message that we can and will successfully defend our intellectual property against others who attempt to exploit our investments in innovation. We look forward to our continued progress in developing the fundamental technologies that will drive worldwide use of intelligent solid-state lighting.”
The issue of damages is subject to a trial at a later date.
There is no further scheduling update with respect to the patent infringement claim brought against Color Kinetics by Super Vision relating to variable color lighting systems which is pending in the United States District Court for the District of Massachusetts.
About Color Kinetics
Color Kinetics Incorporated (NASDAQ: CLRK) is a pioneer in the design, marketing and licensing of intelligent solid-state lighting systems and technologies. The company’s award-winning line of products applies the practical and aesthetic benefits of LEDs to transcend the limits of traditional light sources for use in high-performance lighting and OEM and licensing applications. Its products and technologies leverage a patented layer of digital intelligence, called Chromacore®, to generate and control millions of colors and dynamic lighting effects. Color Kinetics holds 41 patents and has over 130 patent applications pending that apply to many aspects of solid-state lighting technology. Founded in 1997, the company is headquartered in Boston, MA with offices in the UK, China, and a joint venture in Japan. More information can be found at www.colorkinetics.com.

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©2005 Color Kinetics Incorporated. All rights reserved. Chromacore, Color Kinetics, and the Color Kinetics logo are registered trademarks of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the Twelve Months Ended December 31, 2004, File Number 000-50798, and most recent 10-Q, each as filed with the Securities and Exchange Commission.